Exhibit 23(a)

[ARTHUR ANDERSEN LLP LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated October 27, 2000, included in this Form 10-K, into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 33-63193 and 333-09993.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois,

December 14, 2000